Exhibit 99.1

For Immediate Release

APTEVO THERAPEUTICS REPORTS 2017 FINANCIAL RESULTS

AND PROVIDES BUSINESS UPDATE

Completes Sale of Hyperimmune Commercial Business for up to $74.5 Million

Forms Strategic Bispecific Antibody Partnership with Alligator Bioscience Demonstrating Versatility of the ADAPTIR™ Technology Platform

Advances Multiple ADAPTIR Candidates with Investigational New Drug Application Filings Planned for Two New Bispecific Antibody Candidates in 2018

Strengthens Aptevo’s Financial Position; Concludes the Year with $91 Million in Cash

SEATTLE, WA – March 13, 2018 -- Aptevo Therapeutics Inc. (Nasdaq: APVO), a biotechnology company focused on developing novel oncology and hematology therapeutics, today reported its financial results for the year ended December 31, 2017 and provided an update on its commercial and pipeline programs.

“I am proud of the reputation we are building as a company that is execution-oriented with a compelling, differentiated technology platform – our ADAPTIR bispecific antibody platform,” said Marvin L. White, President and Chief Executive Officer.  “2017 was a year of solid execution for Aptevo as we delivered on several important objectives.  First, we made excellent progress advancing our ADAPTIR portfolio.  During the year we continued to progress our metastatic castration-resistant prostate cancer candidate, APVO414, in a Phase 1 dose escalation study and announced preliminary data showing an impressive reduction in anti-drug antibody titers under a new dosing regimen.  Plans to commence a new Phase 2 study of our second clinical candidate, otlertuzumab, in peripheral T-cell lymphoma, were finalized and we began this clinical trial in January 2018.  We also made solid progress advancing APVO436 and APVO210, for which we announced plans to file Investigational New Drug (IND) applications in 2018.  Finally, we executed an important strategic partnership with Alligator Bioscience, which demonstrated the versatility of our ADAPTIR platform.  In collaboration with Alligator we developed a new immunotherapeutic antibody, ALG.APV-527 featuring a novel mechanism of action targeting 4-1BB and the tumor antigen, 5T4, which is found on various types of cancer cells, suggesting potential broad utility for this molecule.”

“In addition to a strategic partnership with Alligator Bioscience, which we announced in July, one of our most significant corporate achievements in 2017 was the divestiture of our hyperimmune commercial business, which provides up to $74.5 million in consideration to Aptevo, further strengthening our financial position and providing significant additional non-

Exhibit 99.1

dilutive funding with which to continue to advance our corporate and pipeline objectives.  With a solid financial foundation, Aptevo is well positioned to achieve important milestones over the next 12 months, which include: continuing to expand new patient acquisition efforts for our Hemophilia B commercial product, IXINITY®; filing INDs for APVO436 for acute myeloid leukemia and APVO210 for autoimmune disease; progressing multiple novel ADAPTIR candidates in clinical and preclinical development and pursuing a robust dialogue with potential corporate partners around our ADAPTIR platform.  With the exception of our ALG.APV-527 program, (partnered with Alligator Bioscience), all of the assets in our portfolio are wholly owned by Aptevo, providing significant opportunities for value creation.  I look forward to keeping our stockholders and prospective stockholders apprised of our continued progress,” said Mr. White.

2017 Operational Highlights

Commercial Portfolio

•	Reinitiated new patient acquisition efforts for IXINITY following the introduction of new IXINITY supply in May 2017
•	Grew IXINITY revenue 12% year-over-year despite the supply interruption and temporary suspension of new patient acquisition activities
•	Presented new clinical data evaluating the safety and efficacy of IXINITY in children with Hemophilia B, showing that IXINITY appears to be safe and well tolerated in this subject population

Pipeline

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Announced plans to commence a Phase 2 clinical evaluation of otlertuzumab in a new indication – peripheral T-cell lymphoma (PTCL), which will evaluate otlertuzumab in up to 24 patients with relapsed or refractory PTCL in an open-label, proof-of-concept Phase 2 clinical study evaluating the safety and efficacy of otlertuzumab in combination with bendamustine

•	Continued to advance APVO414 in a dose escalation Phase 1 study and presented preliminary data from the continuous infusion dose cohorts
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Expanded Aptevo’s ADAPTIR portfolio and announced the selection of an additional ADAPTIR bispecific antibody candidate, APVO436 – an optimized, next-generation ADAPTIR bispecific molecule targeting the cell-surface receptor CD123, which is highly expressed in multiple hematological malignancies, including acute myeloid leukemia (AML)

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Presented new preclinical data on APVO436 at the American Association for Cancer Research Annual Meeting demonstrating potent immune activation, traditional antibody-like manufacturing characteristics, and an extended half-life in mice of up to 12.5 days

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Presented additional preclinical data on APVO436 at the American Society of Hematology 59th Annual Meeting showing broad immunotherapeutic activity against primary human AML cells in vitro, illustrating its utility as a potent and selective immunotherapeutic candidate in the treatment of AML

Exhibit 99.1

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Demonstrated the versatility of the ADAPTIR platform with the development of ALG.APV-527, (partnered with Alligator Bioscience) which targets a co-stimulatory receptor found on activated T cells, illustrating the capability of the ADAPTIR platform to generate immunotherapeutic antibodies with different mechanisms of immune system engagement, in this case targeting 4-1BB and the tumor antigen, 5T4, which is found on various different types of cancer cells

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Initiated CMC and IND-enabling activities for APVO436, APVO210, and ALG.APV-527, and announced plans to file 2 Investigational New Drug (IND) applications in 2018 for APVO436, being developed for the treatment of AML, and, APVO210, being developed for the treatment of autoimmune and inflammatory diseases

Corporate

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Monetized Aptevo’s non-core commercial assets through the sale of three hyperimmune commercial products, (WinRho® SDF, HepaGam B®, and VARIZIG®) to Saol Therapeutics for total consideration of up to $74.5 million, raising significant non-dilutive funding to support Aptevo’s ongoing commercial and R&D efforts

•	Signed a collaboration agreement with Alligator Bioscience to jointly develop and advance a lead bispecific antibody candidate, ALG.APV-527
•	Amended the terms of a credit agreement with MidCap Financial allowing Aptevo to retain a $20 million credit facility with MidCap

2017 Summary Financial Results

Cash Position:  Aptevo had cash, cash equivalents, and short-term investments as of December 31, 2017 totaling $91.2 million, including $10.4 million in restricted cash related to Aptevo’s credit facility.

Product Revenue:  Revenue for IXINITY for the year ended December 31, 2017 increased approximately 12% to $10.9 million from $9.8 million for the year ended December 31, 2016.  This increase was primarily the result of the continuing expansion of Aptevo’s IXINITY Hemophilia B patient base following a temporary six-month interruption in IXINITY supply, which was resolved in May 2017. All former IXINITY patients are currently back on IXINITY therapy and Aptevo recommenced new patient acquisition efforts in the second quarter of 2017.

Cost of Product Sales:  Cost of product sales decreased by $7.5 million, or 60%, to $5.0 million for the year ended December 31, 2017 from $12.5 million for the year ended December 31, 2016. This decrease was primarily due to a write off of approximately $7.1 million in manufacturing costs associated with the unsuccessful manufacturing of IXINITY as a result of the bulk drug substance manufacturing challenge.  These costs were written off and included in the cost of product sales.

Research and Development Expenses:  Research and development expenses were flat year-over year and were $29.0 million for the year ended December 31, 2017 compared to  $29.1 million for the year ended December 31, 2016.

Exhibit 99.1

Selling, General and Administrative Expenses:  Selling, general and administrative expenses decreased by $1.6 million, or 4%, to $34.6 million for the year ended December 31, 2017, compared to $36.2 million for the year ended December 31, 2016. The decrease was primarily due to lower marketing costs for IXINITY and reduced personnel costs following the sale of Aptevo’s hyperimmune commercial products.

Net Income from Discontinued Operations:  In connection with the sale of its hyperimmune business, the Company reclassified the operating results of the hyperimmune business for all periods presented and the gain recognized on the sale of the hyperimmune business of $52.7 million in income from discontinued operations.  The income from discontinued operations also includes an allocation of income tax expense for all periods, which is required by Generally Accepted Accounting Principles (GAAP). Additionally, in the consolidated and condensed balance sheets as of December 31, 2016, the assets and liabilities of the hyperimmune business have been presented separately as held for sale.

Net Income (Loss):  Aptevo’s net income for the year ended December 31, 2017 was $7.0 million or $0.33 per share, compared to a net loss of ($112.4) million or ($5.55) per share for the corresponding period in 2016. Net income includes the Company’s losses from operations, offset by an allocation of income tax benefit as required by GAAP and net income from discontinued operations.

Aptevo 2018 Milestones:

•	Commence dosing in a Phase 2 clinical trial of otlertuzumab in peripheral T-cell lymphoma (PTCL) – initiated in January 2018
•	Submit an investigational new drug (IND) application for APVO436 in acute myeloid leukemia (AML) – anticipated Q2 2018
•	Complete enrollment of Phase 1 dosing cohorts in APVO414 clinical trial in metastatic castration resistant prostate cancer (mCRPC) – anticipated Q3 2018
•	Report preliminary otlertuzumab Phase 2 PTCL clinical data – anticipated Q4 2018
•	Submit an IND for APVO210 in Autoimmune / Inflammatory Diseases (AIID) – anticipated Q4 2018
•	Report preliminary APVO414 Phase 1 dose escalation clinical data – anticipated Q4 2018
•	Advance partnership discussions for ADAPTIR platform and product candidates
•	Capture increased market share of Hemophilia B market with expanded U.S. sales
•	Advance non-disclosed ADAPTIR discovery candidates in immuno-oncology indications

Exhibit 99.1

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

ASSETS	2017	2016
Current assets:
Cash and cash equivalents	$7,095	$9,676
Short-term investments	73,688	44,849
Accounts receivable	2,141	307
Inventories	1,028	461
Current assets held for sale	—	10,155
Restricted cash	400	400
Prepaid expenses and other current assets	10,732	5,566
Total current assets	95,084	71,414
Restricted cash	10,000	—
Property and equipment, net	5,843	5,910
Intangible assets, net	6,080	6,910
Long-term assets held for sale	—	7,624
Total assets	$117,007	$91,858
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$7,350	$10,518
Accrued compensation	4,626	4,009
Sales rebates and discounts	623	278
Deferred revenue, current portion	—	811
Current portion of long-term debt	3,333	—
Other short-term liabilities	2,578	—
Current liabilities held for sale	—	3,928
Total current liabilities	18,510	19,544
Deferred revenue, net of current portion	—	2,896
Long-term debt, net	15,728	18,383
Other liabilities	734	469
Total liabilities	34,972	41,292

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 21,605,716 and 20,271,737 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	22	20
Additional paid-in capital	155,837	151,271
Accumulated other comprehensive loss	(105)	(33)
Contribution receivable from former parent	—	(20,000)
Accumulated deficit	(73,719)	(80,692)
Total stockholders' equity	82,035	50,566
Total liabilities and stockholders' equity	$117,007	$91,858

Exhibit 99.1

Aptevo Therapeutics Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Year Ended December 31,
	2017	2016
Revenues:
Product sales	$10,949	$9,805
Collaborations	3,709	180
Total revenues	14,658	9,985
Costs and expenses:
Cost of product sales	5,010	12,467
Research and development	29,021	29,120
Selling, general and administrative	34,576	36,158
Impairment of goodwill and intangible assets	—	71,013
Loss from operations	(53,949)	(138,773)
Other expense:
Other expense	(1,944)	(810)
Total other expense	(1,944)	(810)
Loss before income taxes	(55,893)	(139,583)
Benefit from income taxes	23,301	19,692
Net loss from continuing operations	(32,592)	(119,891)
Discontinued operations (Note 2):
Income from discontinued operations, before income taxes	62,864	11,828
Income tax expense	(23,299)	(4,352)
Income from discontinued operations	39,565	7,476
Net income (loss)	$6,973	$(112,415)

Basic and diluted net income (loss) per share:
Net loss from continuing operations	$(1.53)	$(5.92)
Net income from discontinued operations	$1.85	$0.37
Net income (loss)	$0.33	$(5.55)
Weighted-average shares used to compute per share calculation	21,335,157	20,239,160

Exhibit 99.1

Aptevo Product Portfolio

Marketed Product:

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IXINITY (coagulation factor IX (recombinant)). IXINITY is a third-generation recombinant human coagulation factor IX approved in the United States for the control and prevention of bleeding episodes and for perioperative management in adults and children 12 years of age or older with hemophilia B.

ADAPTIR Clinical and Preclinical Pipeline:

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Otlertuzumab – a monospecific ADAPTIR candidate currently in Phase 2 clinical development for the treatment of peripheral T-cell lymphoma (PTCL).  A previous Phase 2 clinical study evaluating otlertuzumab for the treatment of chronic lymphocytic leukemia (CLL) showed that otlertuzumab in combination with bendamustine, compared to bendamustine alone, demonstrated a significant increase in median progression free survival for the combination, from approximately 10 to 16 months.

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APVO414 – a bispecific ADAPTIR candidate, currently in Phase 1 development, targeting prostate specific membrane antigen (PSMA), an enzyme that is expressed on the surface of prostate cancer cells, and, CD3, a component of the T cell receptor complex expressed on all T cells.  APVO414 redirects T cells to specifically kill PSMA expressing tumors and is being developed for metastatic castration-resistant prostate cancer, which is advanced prostate cancer that has spread to other organs and no longer responds to hormone blocking therapies.

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APVO436 – a bispecific ADAPTIR candidate currently in preclinical development targeting CD123, a cell surface receptor highly expressed on several hematological malignancies and CD3, a component of the T cell receptor. APVO436 engages T cells to initiate killing of tumor cells.  Aptevo intends to file an IND and begin clinical development of APVO436 in 2018.

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ALG.APV-527 – a bispecific antibody candidate, partnered with Alligator Bioscience, featuring a novel mechanism of action designed to simultaneously target 4-1BB (CD137) and 5T4, a tumor antigen widely overexpressed in a number of different types of cancer.  4-1BB, a costimulatory receptor on T cells, is known to enhance the immune response to cancer through activation of tumor-specific T cells and is believed to be a promising target for new immunotherapeutic approaches. ALG.APV-527 could potentially have utility in the treatment of a broad spectrum of cancers over-expressing the tumor antigen, including breast, cervical, non-small-cell-lung, prostate, renal, gastric, colorectal and bladder cancers.

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APVO210 – a bispecific ADAPTIR preclinical candidate with a novel mechanism of action based on targeted cytokine delivery.  APVO210 is composed of a humanized anti-CD86 antibody fused with a modified form of IL-10 that specifically induces IL-10 signaling on antigen presenting cells, but not on lymphoid populations. APVO210 functions by suppressing immune responses and inducing certain tolerogenic responses and therefore may have potential benefit for the treatment of autoimmune and inflammatory diseases.  Aptevo intends to file an IND for APVO210 in 2018.

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ROR1 Bispecific – a proof-of-concept bispecific candidate targeting ROR1, an antigen found on several solid tumors and hematologic, or blood-related malignancies.  Initial preclinical data demonstrate redirected T cell killing of tumors expressing ROR1 in vitro and in vivo in animal models.

Exhibit 99.1

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on novel oncology and hematology therapeutics to meaningfully improve patients’ lives.  Aptevo has a commercial product, IXINITY® coagulation factor IX (recombinant), approved and marketed in the United States for the treatment of Hemophilia B, and a versatile core technology – the ADAPTIR™ modular protein technology platform capable of generating highly-differentiated bispecific antibodies with unique mechanisms of action to treat cancer or autoimmune diseases.  Aptevo has two ADAPTIR antibody candidates currently in clinical development and a broad pipeline of novel investigational-stage bispecific antibody candidates focused in immuno-oncology and autoimmune disease and inflammation. For more information, please visit www.aptevotherapeutics.com

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding potential milestone payments, Aptevo’s outlook, financial performance or financial condition, Aptevo’s technology and related pipeline, collaboration and partnership opportunities, commercial portfolio, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; adverse developments in research and development; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as filed on March 13, 2018 and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement.

Source:

Aptevo Therapeutics
Stacey Jurchison

Senior Director, Investor Relations and Corporate Communications

206-859-6628
JurchisonS@apvo.com